Error! Unknown document property name. SECOND SUPPLEMENTAL INDENTURE (Liberty Shares Statutory Trust II) THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 30, 2022 and effective as of January 1, 2023, is by and among U.S. Bank Trust Company, National Association, a national banking association, successor in interest to U.S. Bank National Association, (herein, together with its successors in interest, the “Trustee”), The First Bancshares, Inc., a Mississippi corporation (the “Successor Company”), and Heritage Southeast Bancorporation, Inc. (formerly CCF Holding Company), a Georgia corporation (the “Company”) and the “Company” under the Indenture referred to below. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company, and the Successor Company hereby agree as follows: PRELIMINARY STATEMENTS The Trustee and the Company, as successor to Liberty Shares Inc., are parties to that certain Indenture dated as of August 10, 2016 (the “Indenture”), pursuant to which the Company issued U.S. $10,310,000 of its Junior Subordinated Debt Securities due 2036 (the “Debentures”) and that certain First Supplemental Indenture dated as of August 30, 2019. As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this Second Supplemental Indenture, shall merge (referred to herein for purposes of Article XI of the Indenture as the “Merger”) with and into the Successor Company with the Successor Company as the surviving corporation. The parties hereto are entering into this Second Supplemental Indenture pursuant to, and in accordance with, Articles IX and XI of the Indenture. Section 1. Definitions. All capitalized terms used herein which are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires. Section 2. Interpretation. (a) In this Second Supplemental Indenture, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes the other gender; (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Section or other subdivision; (iv) reference to any person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are

-2- Error! Unknown document property name. permitted by this Second Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Second Supplemental Indenture or the Indenture; (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor; (vi) reference to any Section means such Section of this Second Supplemental Indenture; and (vii) the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. (b) No provision in this Second Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision. Section 3. Assumption of Obligations. (a) Pursuant to, and in compliance and accordance with, Section 9.01 and Section 11.01 of the Indenture, the Successor Company hereby expressly and unconditionally assumes the due and punctual payment of the principal of (and premium, if any) and interest on, all of the Debentures in accordance with their terms, and the due and punctual performance and observance of all of the covenants and conditions of the Company under the Indenture, all as if the Successor Company were the Company thereunder. (b) Pursuant to, and in compliance and accordance with, Section 11.02 of the Indenture, the Successor Company succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the Company. (c) The Successor Company also succeeds to, is substituted for, and may exercise every right and power of, the Company under the Amended and Restated Declaration of Trust of the Trust, dated as of August 10, 2016 (the “Trust Agreement”), as Sponsor (as defined in the Trust Agreement), with the same effect as if the Successor Company had originally been named in the Trust Agreement as the Sponsor.

-3- Error! Unknown document property name. (d) The Successor Company also succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Guarantee Agreement, dated as of August 10, 2016 (the “Guarantee Agreement”), as Guarantor (as defined in the Guarantee Agreement), with the same effect as if the Successor Company had originally been named in the Guarantee Agreement. Section 4. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture and to perform the covenants and obligations of the Indenture, (b) it is the successor of the Company pursuant to the Merger effected in accordance with applicable law, (c) it is a corporation organized and existing under the laws of the State of Mississippi, (d) both immediately before and after giving effect to the Merger and this Second Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and is continuing and (e) this Second Supplemental Indenture is executed and delivered pursuant to Section 9.01(a) and Article XI of the Indenture and does not require the consent of the Securityholders. Section 5. Conditions of Effectiveness. This Second Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that: (a) the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received a counterpart of this Second Supplemental Indenture executed by the Company and the Successor Company. (b) the Trustee shall have received an Officers' Certificate substantially in the form attached hereto as Exhibit A. (c) the Trustee shall have received an Opinion of Counsel substantially in the form attached hereto as Exhibit B. (d) The Successor Company and the Company shall have duly executed and filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Georgia Articles of Merger in connection with the Merger. Section 6. Reference to the Indenture. (a) Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby. (b) Upon the effectiveness of this Second Supplemental Indenture, each reference in the Debentures to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or

-4- Error! Unknown document property name. such term, as the case may be, as affected, amended and supplemented hereby. (c) The Indenture, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed. Section 7. Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by Section 14.04 of the Indenture shall be addressed to the Successor Company as follows: The First Bancshares, Inc. 6480 U.S. Highway 98 West, Suite A Hattiesburg, Mississippi 39404 Attention: M. Ray Cole, Jr., President & CEO Email: hcole@thefirstbank.com Section 8. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Section 9. Governing Law; Binding Effect. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns. Section 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof. [Signatures on following page]